UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

VECTRUS, INC.

(Exact name of Registrant as specified in its charter)

Indiana	001-36341	38-3924636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2424 Garden of the Gods Road, Suite 300
Colorado Springs, CO 80919
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)
Securities Registered Under Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	VEC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-Management Director Compensation

On May 6, 2021, following a review of competitive pay practices, the Board of Directors (the “Board”) of Vectrus, Inc. (the “Company”) approved an increase in the equity retainer for each non-management director from $115,000 to $130,000 for each full year tenure. The full year tenure runs from the date of the Company’s Annual Meeting of Shareholders to the day prior to the Company’s next Annual Meeting of Shareholders. In addition, the Board approved an additional cash retainer of $20,000 (previously $15,000) for the Audit Committee Chair, and an additional cash retainer of $15,000 (previously $10,000) for all other Committee Chairs.

The compensation changes were effective on May 6, 2021, the date of the Company’s 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”). The annual incremental compensation amount for the Non-Executive Chairman of the Board remains the same.

A description of the Company’s non-management director annual compensation is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this item.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 6, 2021, the Company held its 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”). For more information on the following proposals submitted to shareholders, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2021 (the “2021 Proxy Statement”).

1. Election of three Class I Directors. At the 2021 Annual Meeting, the shareholders elected each of the persons whose names are set forth below as Class I Directors for a term of three years to expire at the 2024 Annual Meeting of Shareholders or until their successors are elected and qualified. Relevant voting information for each person follows:

	Votes For	Against	Abstain	Broker Non-Votes
Bradford J. Boston	8,246,025	1,321,319	4,799	873,291
Charles L. Prow	9,489,221	77,907	5,015	873,291
Stephen L. Waechter	8,989,603	577,335	5,205	873,291

In addition to the election of three directors, three other votes were taken at the 2021 Annual Meeting:

2. Ratification of appointment of the independent registered public accounting firm. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021 was ratified by a vote of 10,419,150 shares voting for the proposal, 17,269 shares voting against the proposal and 9,015 shares abstaining from the vote on the proposal, and there were 0 broker non-votes.

3. To approve, on an advisory basis, the compensation paid to our Named Executive Officers. The proposal for approval, in an advisory vote, of the compensation of the Company’s Named Executive Officers was approved by a vote of 9,407,857 shares voting for the proposal, 156,338 shares voting against the proposal and 7,948 shares abstaining from the vote on the proposal, and there were 873,291 broker non-votes.

4. To approve, on an advisory basis, the frequency of the advisory vote of the compensation paid to our Named Executive Officers. The proposal for approval, in an advisory vote, of the frequency of the advisory vote of the compensation of the Company’s Named Executive Officers resulted in an approval of a frequency of one year, with 8,746,814 shares voting for the frequency of one year, 11,160 shares voting for the frequency of two years, 661,908 voting for a frequency of three years and 152,261 shares abstaining from the vote on the proposal, and there were 0 broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
10.1	Description of Non-Management Director Annual Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2021	VECTRUS, INC.
	By:	/s/ Courtney A. Schoch
	Its:	Deputy General Counsel, Corporate and Corporate Secretary